Exhibit 99.2

AMERICAN CHARTERED BANCORP, INC.

AND SUBSIDIARY

Schaumburg, Illinois

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

Schaumburg, Illinois

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

Crowe Horwath LLP Independent Member Crowe Horwath International

INDEPENDENT AUDITOR’S REPORT

Board of Directors

American Chartered Bancorp, Inc.

Schaumburg, Illinois

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of American Chartered Bancorp, Inc. and Subsidiary, which comprise the consolidated balance sheets as of December 31, 2015 and 2014, and the related consolidated statements of income, comprehensive income, equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Chartered Bancorp, Inc. and Subsidiary as of December 31, 2015 and 2014, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Crowe Horwath LLP

Oak Brook, Illinois

March 11, 2016

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

December 31, 2015 and 2014

(In Thousands)

	2015	2014
ASSETS
Cash and cash equivalents	$92,569	$71,378
Securities available-for-sale	251,305	188,979
Securities held-to-maturity (fair value of $274,775 and $300,652 for 2015 and 2014)	273,319	299,136
Trading assets	2,297	854
Interest-bearing deposits in other financial institutions	28,649	23,554
Loans, net	2,005,140	1,872,021
Loans held for sale	4,945	390
Other real estate owned, net	3,517	15,508
Premises and equipment, net	53,577	54,497
Accrued interest receivable	6,399	6,138
Federal Home Loan Bank stock	21,000	13,000
Current taxes receivable	1,550	1,083
Deferred taxes, net	11,308	15,345
Bank-owned life insurance	58,728	42,349
Other assets	13,811	12,423
	$2,828,114	$2,616,655
LIABILITIES AND EQUITY
Deposits
Non-interest-bearing	$1,201,581	$1,115,613
Interest-bearing	1,116,933	1,081,118
Total deposits	2,318,514	2,196,731
Securities sold under agreements to repurchase	23,481	34,165
Federal Home Loan Bank advances	215,000	140,000
Notes payable	18,000	200
Subordinated debentures	42,162	67,031
Trading liabilities	2,297	854
Accrued interest payable and other liabilities	11,309	12,425
Total liabilities	2,630,763	2,451,406

Equity
Stockholders’ equity
Preferred stock, Series D (liquidation preference of $3,025 and $14,323 for 2015 and 2014)	2,880	13,612
Preferred stock, Series E (liquidation preference of $10,827 for 2014)	—	10,166
Preferred stock, Series F (liquidation preference of $25,654 and $14,827 for 2015 and 2014)	24,089	13,923
Common stock, no par value	90,850	79,267
Retained earnings	135,813	104,609
Accumulated other comprehensive loss	(5,286)	(5,333)
Treasury stock, at cost	(50,995)	(50,995)
Total stockholders’ equity	197,351	165,249
	$2,828,114	$2,616,655

See accompanying notes to consolidated financial statements.

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

Years ended December 31, 2015 and 2014

(In Thousands, Except Per Share Data)

	2015	2014
Interest income
Loans, including fees	$85,640	$81,141
Securities	11,506	9,870
Federal funds sold and other	419	155
	97,565	91,166
Interest expense
Deposits	2,833	3,176
Securities sold under repurchase agreements	23	28
Federal Home Loan Bank advances	403	196
Subordinated debentures and notes payable	2,556	3,980
	5,815	7,380
Net interest income	91,750	83,786
Provision for loan losses	—	10,050
Net interest income after provision for loan losses	91,750	73,736

Other income
Service charges on deposit accounts	13,316	13,501
Gain on sale of loans	1,535	148
Net gain on sale of securities	411	882
Net gain (loss) on sales of other real estate owned	1,415	(115)
Increase in cash surrender value of Bank-owned life insurance	1,379	1,234
Other fees and commissions	4,268	3,317
	22,324	18,967
Other expense
Salaries and employee benefits	33,750	31,764
Occupancy expense	6,509	6,517
Furniture and equipment expense	2,995	3,212
Advertising and public relations	2,750	2,261
Professional fees	3,174	2,205
FDIC insurance fees	1,630	2,008
Loan collections	1,959	2,954
Valuation allowance for loss on other real estate owned	1,291	5,020
Data processing fees	1,078	1,047
Other real estate owned expenses	725	2,019
Other expense	5,420	5,443
	61,281	64,450
Income before income tax provision	52,793	28,253
Income tax provision	20,804	11,067
Net income	31,989	17,186
Net loss attributable to noncontrolling interests	—	(4)
Net income attributable to Company	31,989	17,190
Preferred stock dividends	785	3,896
Net income to common stockholders	$31,204	$13,294
Basic income per common share	$0.75	$0.44
Diluted income per common share	$0.70	$0.37

See accompanying notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

Years ended December 31, 2015 and 2014

(In Thousands)

	2015	2014
Net income	$31,989	$17,186

Other comprehensive income (loss):
Unrealized gains/losses on securities:
Unrealized holding gain (loss) arising during the period	(338)	260
Reclassification adjustment for gains on sales included in net income	(411)	(222)
Amortization of unrealized losses (gains) on held-to-maturity that were formerly available-for-sale	826	(26)
	77	12
Tax effect	(30)	(106)
Net of tax	47	(94)

Total other comprehensive income (loss)	47	(94)

Comprehensive income	32,036	17,092

Comprehensive loss attributable to noncontrolling interests	—	(4)

Comprehensive income attributable to Company	$32,036	$17,096

See accompanying notes to consolidated financial statements.

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF EQUITY

Years ended December 31, 2015 and 2014

(In Thousands, Except Share Data)

	Stockholders’ Equity
							Accumulated
	Preferred	Preferred	Preferred	Preferred			Other		Non-
	Stock	Stock	Stock	Stock	Common	Retained	Comprehensive	Treasury	controlling	Total
	Series B	Series D	Series E	Series F	Stock	Earnings	Loss	Stock	Interests	Equity
Balance at January 1, 2014	$149	$29,158	$24,089	$—	$62,332	$91,315	$(5,239)	$(50,995)	$5	$150,814

Net income (loss)	—	—	—	—	—	17,190	—	—	(4)	17,186
Other comprehensive loss	—	—	—	—	—	—	(94)	—	—	(94)
Preferred stock dividends	—	—	—	—	—	(3,896)	—	—	—	(3,896)
Issuance of 123,219 shares of common stock	—	—	—	—	471	—	—	—	—	471
Exercise of 6,400 stock options	—	—	—	—	22	—	—	—	—	22
Conversion of 15,000 shares of Series B preferred stock, net of $1 of costs to raise capital	(149)	149	—	—	—	—	—	—	—	—
Conversion of 16,523 shares of Series D preferred stock, net of $828 of costs to raise capital	—	(15,695)	—	—	15,695	—	—	—	—	—
Conversion of 14,827 shares of Series E preferred stock, net of $904 of costs to raise capital	—	—	(13,923)	13,923	—	—	—	—	—	—
Stock-based compensation expense	—	—	—	—	747	—	—	—	—	747
Distribution to non-controlling interests	—	—	—	—	—	—	—	—	(1)	(1)

Balance at December 31, 2014	$—	$13,612	$10,166	$13,923	$79,267	$104,609	$(5,333)	$(50,995)	$—	$165,249

Net income	—	—	—	—	—	31,989	—	—	—	31,989
Other comprehensive income	—	—	—	—	—	—	47	—	—	47
Preferred stock dividends	—	—	—	—	—	(785)	—	—	—	(785)
Buyback of 41,075 shares of common stock	—	—	—	—	—	—	—	(168)	—	(168)
Issuance of 41,075 shares of common stock	—	—	—	—	—	—	—	168	—	168
Issuance of 136,465 shares of common stock	—	—	—	—	565	—	—	—	—	565
Exercise of 1,600 stock options	—	—	—	—	6	—	—	—	—	6
Conversion of 11,298 shares of Series D preferred stock, net of $566 of costs to raise capital	—	(10,732)	—	—	10,732	—	—	—	—	—
Conversion of 10,827 shares of Series E preferred stock, net of $661 of costs to raise capital	—	—	(10,166)	10,166	—	—	—	—	—	—
Stock-based compensation expense	—	—	—	—	280	—	—	—	—	280

Balance at December 31, 2015	$—	$2,880	$—	$24,089	$90,850	$135,813	$(5,286)	$(50,995)	$—	$197,351

See accompanying notes to consolidated financial statements.

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended December 31, 2015 and 2014

(In Thousands)

	2015	2014
Cash flows from operating activities
Net income	$31,989	$17,186
Adjustments to reconcile net income to net cash from operating activities
Depreciation, amortization, and loss on disposal of premises and equipment	2,576	2,613
Deferred income taxes	4,006	4,703
Provision for loan losses	—	10,050
Net change in income tax receivable/payable	(467)	2,274
Net premium amortization on securities	6,564	6,589
Stock-based compensation expense	280	747
Net gain on sale of securities	(411)	(882)
Net (gain) loss on sale of other real estate owned	(1,415)	115
Provision for other real estate owned	1,291	5,020
Gain on sale of loans	(1,535)	(148)
Loans originated for sale	(83,232)	(7,020)
Proceeds on sale of loans	80,063	7,474
Earnings on Bank-owned life insurance	(1,379)	(1,234)
(Increase) decrease in accrued interest receivable and other assets	(1,500)	(1,688)
Increase (decrease) in accrued interest payable and other liabilities	(704)	(531)
Net cash provided by operating activities	36,126	45,268

Cash flows from investing activities
Proceeds from paydowns, calls and maturities of securities available-for-sale	56,383	55,369
Proceeds from sales of securities available-for-sale	20,428	17,103
Purchase of securities available-for-sale	(143,397)	(76,618)
Proceeds from paydowns, calls and maturities of securities held-to-maturity	36,174	29,386
Purchase of securities held-to-maturity	(12,172)	(28,920)
Net increase in loans	(134,069)	(158,674)
Premises and equipment expenditures, net	(1,656)	(1,798)
Purchase of Federal Home Loan Bank stock	(8,000)	(7,438)
Proceeds from sale of trading security	—	2,610
Proceeds from sale of other real estate owned, net of capital improvements	13,065	11,938
Purchase of Bank-owned life insurance	(15,000)	—
Increase in interest bearing deposits	(5,095)	(20,016)
Net cash used in investing activities	(193,339)	(177,058)

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended December 31, 2015 and 2014

(In Thousands)

	2015	2014
Cash flows from financing activities
Net increase in deposits	$121,783	$66,322
Decrease in securities sold under agreements to repurchase	(10,684)	(17,482)
Paydown on notes payable	(2,200)	—
Proceeds from notes payable	20,000	—
Proceeds from subordinated debentures	—	6,812
Redemption of subordinated debentures	(24,869)	(15,510)
Proceeds from issuance of common stock, net	565	471
Proceeds from exercise of stock options	6	22
Proceeds from Federal Home Loan Bank advances, net	75,000	113,448
Noncontrolling interests’ distributions to members	—	(1)
Preferred stock dividends paid	(1,197)	(4,523)
Net cash provided by financing activities	178,404	149,559

Net change in cash and cash equivalents	21,191	17,769

Cash and cash equivalents at beginning of year	71,378	53,609

Cash and cash equivalents at end of year	$92,569	$71,378

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$5,955	$8,083
Income tax refunds	(1,676)	(507)
Income tax payments	18,941	4,595

Schedule of noncash investing and financing activities:
Conversion of Series D preferred stock to common stock, net	$10,732	$15,695
Conversion of Series E preferred stock to Series F preferred stock, net	10,166	13,923
Transfer of loans to other real estate owned	950	8,056
Preferred stock dividends accrued	91	503
Transfer of held-for-sale loans to other assets	149	8

See accompanying notes to consolidated financial statements.

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Principles of Consolidation: The consolidated financial statements include the accounts of American Chartered Bancorp, Inc. (the Company) and its wholly owned subsidiary, American Chartered Bank (the Bank).  The Bank previously formed a wholly owned subsidiary that was established for the sole purpose of holding and selling other real estate owned acquired by the Bank through foreclosure or when title has been obtained through other means. In addition, the Bank and two other third parties previously formed a limited liability company (LLC) whose sole purpose was to hold and sell a single property that was acquired through foreclosure. The LLC took title to the foreclosed property in 2010.  The final units from the property sold in 2011 and the distributions of remaining assets of the LLC were made in 2014.   The Bank had a majority equity interest in the LLC and had the ability to exercise control over the LLC and, as such, was required to consolidate the entity. The Company and the Bank operate in the Chicagoland area. The Bank’s primary services include accepting deposits and making commercial, consumer, and mortgage loans. All significant intercompany accounts and transactions have been eliminated in consolidation.

On November 20, 2015, the Company entered into a definitive merger agreement whereby MB Financial will acquire the Company and its wholly owned subsidiary.  The merger is subject to regulatory approvals and approval by the Company’s stockholders. See Note 21 — Merger.

Subsequent Events: The Company has evaluated subsequent events for recognition and disclosure through March 11, 2016, which is the date the financial statements were available to be issued.

Use of Estimates: To prepare financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and actual results could differ.

Statement of Cash Flows: For purposes of reporting cash flows, cash equivalents include cash on hand, amounts due from banks, and federal funds sold. Generally, federal funds are sold for one-day periods. Loan disbursements and collections, repurchase agreements, transactions in deposit accounts, and short-term Federal Home Loan Bank advances are reported net.

Trading Assets:  The Company engages in trading activities for its own account. Securities that are held for resale in the near term are recorded at fair value with changes in fair value included in earnings.  Interest and dividends on trading securities are included in net interest income.  Derivatives accounted for as trading assets are carried at fair value with changes in fair value included in earnings.

Securities:  Debt securities are classified as held-to-maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity.  Debt securities are classified as available-for-sale when they might be sold before maturity. Securities available-for-sale are carried at fair value, with unrealized holding gains and losses reported in other comprehensive income (loss).

Interest income includes amortization of purchase premium or accretion of discount. Premiums and discounts are recognized in interest income using the level-yield method without anticipating prepayments except for mortgage-backed and collateralized mortgage obligation securities where prepayments are anticipated. Gains and losses on sales are recorded on the trade date and determined using the specific identification method.

Management evaluates securities for OTTI at least on a quarterly basis and more frequently when economic or market conditions warrant such an evaluation.

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loans Held for Sale: Mortgage loans originated and intended for sale in the secondary market are carried at the lower of aggregate cost or fair value, as determined by outstanding commitments from investors. Net unrealized losses, if any, are recorded as a valuation allowance and charged to earnings.  Servicing rights are not retained on loans sold.  Gains and losses on sale of mortgage loans are based on the difference between the selling price and the carrying value of related loans sold.

Loans: Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the principal balance outstanding, net of deferred loan fees and costs, and an allowance for loan losses. Substantially all of the loans are secured by specific items of collateral including business assets, commercial and residential real estate, and consumer assets. Interest income is reported on the interest method and includes amortization of net deferred loan fees and costs over the loan term. All loan segments and classes are designated as nonaccrual when either principal or interest payments are 90 days or more past due based on contractual terms unless the loan is well secured and in the process of collection. In all cases, loans are placed on nonaccrual if collection of principal or interest is considered doubtful. All interest accrued but not received for loans placed on nonaccrual is reversed against interest income. Interest received on such loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

In cases where a borrower experiences financial difficulties and the Company makes certain concessionary modifications to contractual terms, the loan is classified as a troubled debt restructured loan and classified as impaired. Loans restructured at a rate equal to or greater than that of a new loan with comparable risk at the time the contract is modified may be excluded from restructured loans in the calendar years subsequent to the restructuring if they are in compliance with modified terms. Generally, a nonaccrual loan that is a troubled debt restructuring remains on nonaccrual until such time that repayment of the remaining principal and interest is reasonably assured, and the borrower has a period of satisfactory repayment performance.

Allowance for Loan Losses: The allowance for loan losses is a valuation allowance for probable incurred credit losses.  Loan losses are charged against the allowance when management believes that the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.  The allowance methodology is consistent for each portfolio segment.

The allowance consists of specific and general components. The specific component relates to loans that are individually classified as impaired. Management estimates the allowance balance required based on past loan loss experience, information about specific borrower and loan situations, estimated collateral values, economic and other factors. Loans considered impaired are individually analyzed for impairment and required reserves are estimated for each impaired loan. A loan is considered impaired when full payment under the loan terms is not expected. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impaired amounts are generally calculated using the fair value of the collateral for the loan. Troubled debt restructurings are considered to be collateral dependent; the loans are reported at the fair value of the collateral.

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

For troubled debt restructurings that subsequently default, the Company determines the amount of reserve in accordance with the accounting policy for the allowance for loan losses. Individual loan relationships under $250,000 that may be impaired are not individually analyzed for impairment amount but are grouped into pools by primary collateral type and assigned loss factors based on historical loss rates on similar pools.

The general component of the reserve covers non-impaired loans and is based on historical loss experience adjusted for current factors. Non-impaired loans are grouped into pools by loan risk ratings and each pool is further segmented by loan primary collateral type.  Loss rates are determined based on historical loss rates and applied to each loan pool using a loss migration analysis.  Historical loss rates consider the most recent 60 months.   The estimated reserve required based on historical loss rates are then considered for adjustment based on current qualitative and economic factors that management believes may cause future loss experiences to differ from actual historical loan loss experience.  Management’s assessment of the impact of current qualitative and economic factors is analyzed by primary collateral support.  The key qualitative and economic factors considered include lending policies and procedures, national and local economic and business conditions, nature and volume of the loan portfolio, experience of lending staff and management, volume and severity of past due and classified loans, quality of the loan review system, concentration of credit and other external factors.  Although allocations of the allowance may be made for specific loans and loan portfolio segments, the entire allowance is available for any loan or loan portfolio segment that in management’s judgment should be charged off.

The loan portfolio is made up of the following six general loan portfolio segments:

Commercial loans - Commercial loans are loans for commercial, corporate and business purposes, including draws upon letters of credit. The Bank’s commercial business loan portfolio is comprised of loans for a variety of purposes and generally is secured by accounts receivable, inventory, equipment and other business assets. Commercial business loans generally are demand notes or have terms one year or less and have interest rates that float in accordance with a designated published index. A majority of these types of loans are secured and backed by the personal guarantees of the owners of the business.

Owner occupied commercial real estate loans - Owner occupied commercial real estate loans are primarily secured by commercial office or industrial buildings, warehouses or retail buildings where the owner of the building occupies the property. Although terms vary, commercial real estate loans generally are amortizing loans with terms of five years or less while the payment amortization schedules for these terms are normally over longer periods, with the majority over 15 years. The interest rates on these loans are primarily fixed.

Investment commercial real estate loans (including residential multifamily real estate) - Investment real estate loans are primarily secured by non-owner occupied apartment or multifamily residential buildings, office and industrial buildings, warehouses, small retail shopping centers and various special purpose properties. These loans have similar terms and amortization periods as owner occupied commercial real estate loans. The interest rates on these loans are primarily fixed. Generally, these types of loans are thought to involve a greater degree of credit risk than owner occupied commercial real estate as they are more sensitive to adverse economic conditions.

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Residential 1-4 family real estate - This category of loans includes both first and junior liens on residential real estate. Home equity revolving lines of credit and home equity term loans are included in this group of loans. The terms of the majority of these loans are 15 years or less and vary between interest only and amortizing between 2 and 30 years, with a weighted average amortization period of 20 years.

Construction and land development loans - This category of loans consists of loans to finance the ground up construction, improvement and/or carrying for sale after the completion of construction of owner occupied and non-owner occupied residential and commercial properties, and loans secured by raw or improved land. The repayment of construction loans is generally dependent upon the successful completion of the improvements by the builder for the end user, or sale of the property to a third party. Repayment of land secured loans are dependent upon the successful development and sale of the property, the sale of the land as is, or the outside cash flow of the owners to support the retirement of the debt. The majority of construction and land loans have terms of 2 years or less and vary between fixed rates and interest rates that float in accordance with a designated published index.

Other loans - This category of loans consists of consumer loans, excluding mortgages, loans for purchasing securities and other non-consumer loans. Consumer loans include vehicle loans and other loans that have been made for a variety of consumer purposes.

Transfers of Financial Assets: Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Federal Home Loan Bank (FHLB) Stock: The Bank is a member of the FHLB system. Members are required to own a certain amount of stock based on the level of borrowings and mortgage related assets and may invest in additional amounts. FHLB stock is carried at cost, classified as a restricted security, and periodically evaluated for impairment based on ultimate recovery of par value. Both cash and stock dividends are reported as income.

Other Real Estate Owned: Assets acquired through or instead of loan foreclosure are initially recorded at fair value less estimated costs to sell when acquired, establishing a new cost basis. Physical possession of residential real estate property collateralizing a consumer mortgage loan occurs when legal title is obtained upon completion of foreclosure or when the borrower conveys all interest in the property to satisfy the loan through completion of a deed in lieu of foreclosure or through a similar legal agreement.  If fair value declines, a valuation allowance is recorded through expense. Costs after acquisition are expensed. Permanent improvements that increase the value of other real estate owned are capitalized.

Premises and Equipment: Land is carried at cost. Premises and equipment are stated at cost less accumulated depreciation and amortization. Premises and equipment are depreciated and amortized on the straight-line method over the estimated useful lives of the assets. Leasehold improvements are depreciated using the straight-line method over the shorter of the asset’s useful life or the lease term. Maintenance and repairs are expensed as incurred, while major improvements are capitalized.

Bank-Owned Life Insurance:  The Company has purchased life insurance policies on certain key executives.  Company-owned life insurance is recorded at the amount that can be realized under the insurance contract at the balance sheet date, which is the cash surrender value.

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Repurchase Agreements: Repurchase agreement liabilities represent amounts advanced by various customers. Securities are pledged to cover these liabilities, which are not covered by federal deposit insurance.

Income Taxes: Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are recognized for temporary differences between the financial reporting basis and the tax basis of the Company’s assets and liabilities and expected benefits of operating loss carryforwards and credit carryforwards. Deferred taxes are recognized for the estimated taxes ultimately payable or recoverable based on enacted tax laws. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized. Changes in enacted tax rates and laws are reflected in the financial statements in the periods in which they occur.

The Company recognizes a tax position as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, including resolution of the related appeals or litigation processes. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

The Company recognizes interest and penalties related to income tax matters in income tax expense.

Derivatives: The Company may utilize interest rate swap agreements as part of its asset liability management strategy to help manage its interest rate risk position. All derivative instruments are recorded at their fair values.  If derivative instruments are designated as hedges of fair values, both the change in the fair value of the hedge and the hedged item are included in current earnings.  Ineffective portions of hedges are reflected in earnings as they occur.

Earnings Per Share: Basic earnings per share is based on weighted-average common shares outstanding. Diluted earnings per share assumes the issuance of any potentially dilutive common shares using the treasury stock method.

Stock Compensation: Compensation cost is recognized for stock options and restricted stock awards issued to employees, based on the fair value of these awards at the date of grant. A Black-Scholes model is utilized to estimate the fair value of stock options, while the market price of the Company’s common stock at the date of grant is used for restricted stock awards.

Compensation cost is recognized over the required service period, generally defined as the vesting period.

Long-Term Assets: Premises and equipment and other long-term assets are reviewed for impairment when events indicate that their carrying amount may not be recoverable from future undiscounted cash flows. If impaired, the assets are recorded at fair value.

Loan Commitments and Related Financial Instruments: Financial instruments include off-balance-sheet credit instruments, such as commitments to make loans and commercial letters of credit, issued to meet customer financing needs. The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay. Such financial instruments are recorded when they are funded. Instruments, such as standby letters of credit, that are considered financial guarantees are recorded at fair value.

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value: Fair values of financial instruments, impaired loans, and other real estate owned are estimated using relevant market information and other assumptions, as more fully disclosed in a separate note. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

Comprehensive Income (Loss): Comprehensive income (loss) includes both net income (loss) and other comprehensive income (loss) elements, including the change in unrealized gains and losses on securities available-for-sale and amortization of unrealized losses on held-to-maturity securities that were formerly available-for-sale, net of tax.

Loss Contingencies: Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe that there are now such matters that will have a material effect on the consolidated financial statements.

Dividend Restriction: Banking regulations require maintaining certain capital levels and may limit the dividends paid by the Bank to the Company or by the Company to the stockholders. Additional dividend restriction information is included in Note 9 - Borrowings.

Restrictions on Cash: Cash on hand or on deposit with the Federal Reserve Bank of $7,259,000 and $5,156,000 was required to meet regulatory reserve and clearing requirements at year-end 2015 and 2014, respectively. The interest rate on deposits with the Federal Reserve Bank at December 31, 2015 was 0.50%.

Reclassifications: Some items in the prior year financial statements were reclassified to conform to the current presentation.

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE 2 - SECURITIES

During 2013, the Company changed the classification of certain mortgage-backed and collateralized mortgage obligations from available-for-sale to held-to-maturity based on the Company’s intent to hold the securities.  The transfer between classifications of investments was accounted for at fair value which in certain instances created a premium or discount on the security that is being amortized on a straight-line basis, adjusting for prepayments, over the remaining life of the security.  The net unrealized holding loss at the date of the transfer continues to be reported as accumulated other comprehensive loss in stockholders’ equity and is being amortized at the same rate as the premium or discount created in order to offset the effect on interest income.

The carrying amount, unrecognized gains and losses, and fair value of securities held-to-maturity were as follows:

		Gross	Gross
	Amortized	Unrecognized	Unrecognized	Fair
(In thousands)	Cost	Gains	Losses	Value
December 31, 2015
Mortgage-backed
Federal National Mortgage Association	$17,539	$159	$(45)	$17,653
Federal Home Loan Mortgage Corporation	4,922	33	—	4,955
Government National Mortgage Association	37,883	333	(83)	38,133

Collateralized mortgage obligations
Federal National Mortgage Association	64,906	920	(292)	65,534
Federal Home Loan Mortgage Corporation	29,619	561	(25)	30,155
Government National Mortgage Association	96,755	748	(782)	96,721
Family Housing Resources	2,245	8	(11)	2,242

State and political subdivisions	19,450	60	(128)	19,382

	$273,319	$2,822	$(1,366)	$274,775

Mortgage-backed and collateralized mortgage obligations are backed by residential real estate loans.

		Gross	Gross
	Amortized	Unrecognized	Unrecognized	Fair
(In thousands)	Cost	Gains	Losses	Value
December 31, 2014
Mortgage-backed
Federal National Mortgage Association	$18,883	$226	$—	$19,109
Federal Home Loan Mortgage Corporation	6,102	62	—	6,164
Government National Mortgage Association	37,208	533	—	37,741

Collateralized mortgage obligations
Federal National Mortgage Association	73,380	870	(368)	73,882
Federal Home Loan Mortgage Corporation	22,360	423	(28)	22,755
Government National Mortgage Association	110,241	829	(737)	110,333
Family Housing Resources	10,982	62	(9)	11,035

State and political subdivisions	19,980	2	(349)	19,633

	$299,136	$3,007	$(1,491)	$300,652

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE 2 - SECURITIES (Continued)

The fair value of securities available-for-sale and the related gross unrealized gains and losses recognized in accumulated other comprehensive income (loss) were as follows:

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
(In thousands)	Cost	Gains	Losses	Value
December 31, 2015
Mortgage-backed
Federal National Mortgage Association	$1,308	$4	$(5)	$1,307
Federal Home Loan Mortgage Corporation	1,131	38	—	1,169
Government National Mortgage Association	2,845	18	(26)	2,837
Collateralized mortgage obligations
Federal National Mortgage Association	95,331	34	(695)	94,670
Federal Home Loan Mortgage Corporation	55,843	10	(652)	55,201
Government National Mortgage Association	37,137	13	(823)	36,327
Family Housing Resources	29,131	7	(181)	28,957
Securities backed by Small Business
Administration	51	—	—	51
Asset-backed	31,567	3	(784)	30,786

	$254,344	$127	$(3,166)	$251,305

Mortgage-backed and collateralized mortgage obligations are backed by residential real estate loans. The asset-backed securities are backed by student loans.

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
(In thousands)	Cost	Gains	Losses	Value
December 31, 2014
U.S. agency and government-sponsored enterprise	$210	$1	$—	$211
Mortgage-backed
Federal National Mortgage Association	1,777	10	—	1,787
Federal Home Loan Mortgage Corporation	1,523	58	—	1,581
Government National Mortgage Association	5,322	24	(40)	5,306
Collateralized mortgage obligations
Federal National Mortgage Association	52,624	48	(489)	52,183
Federal Home Loan Mortgage Corporation	32,006	35	(584)	31,457
Government National Mortgage Association	58,309	5	(1,100)	57,214
Family Housing Resources	31,128	11	(244)	30,895
Securities backed by Small Business Administration	63	—	—	63
Asset-backed	8,307	10	(35)	8,282

	$191,269	$202	$(2,492)	$188,979

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE 2 - SECURITIES (Continued)

The fair value of securities and carrying amounts, if different, at December 31, 2015 by contractual maturity are listed below. Securities not due at a single maturity date, mortgage-backed securities, collateralized mortgage obligations, securities backed by the Small Business Administration and asset-backed securities are shown separately.

	Held-to-Maturity		Available-for Sale
	Carrying	Fair	Amortized	Fair
(in thousands)	Amount	Value	Cost	Value

Due in less than one year	$—	$—	$—	$—
Due in one year through five years	5,843	5,818	—	—
Due in five years through ten years	13,113	13,101	—	—
Due after ten years	494	463	—	—
Mortgage-backed securities and collateralized mortgage obligations	253,869	255,393	222,726	220,468
Securities backed by Small Business
Administration	—	—	51	51
Asset-backed	—	—	31,567	30,786

Total	$273,319	$274,775	$254,344	$251,305

Sales of securities available-for-sale were as follows:

(in thousands)	2015	2014

Proceeds from sales	$20,428	$17,103
Gross realized gains	411	222
Gross realized losses	—	—

Sales of trading securities were as follows:

(in thousands)	2015	2014

Proceeds from sales	$—	$2,610
Gross realized gains	—	660
Gross realized losses	—	—

Securities with a carrying value of $107,615,000 and $65,393,000 were pledged to secure public deposits, borrowings, and repurchase agreements and for other purposes as required or permitted by law at December 31, 2015 and 2014.

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE 2 - SECURITIES (Continued)

Securities with unrealized losses at year-end 2015 and 2014, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, are as follows:

	Less Than 12 Months		12 Months or More		Total
	Fair	Unrecognized	Fair	Unrecognized	Fair	Unrecognized
(In thousands)	Value	Loss	Value	Loss	Value	Loss
December 31, 2015
Securities held-to-maturity
Mortgage-backed
Federal National Mortgage Association	$5,740	$(45)	$—	$—	$5,740	$(45)
Government National Mortgage Association	9,966	(83)	—	—	9,966	(83)
Collateralized mortgage obligation
Federal National Mortgage Association	21,019	(156)	6,746	(136)	27,765	(292)
Federal Home Loan Mortgage Corporation	3,321	(15)	745	(10)	4,066	(25)
Government National Mortgage Association	22,016	(139)	28,281	(643)	50,297	(782)
Family Housing Resources	—	—	613	(11)	613	(11)
State and political subdivisions	2,488	(9)	6,244	(119)	8,732	(128)
Total temporarily impaired held-to-maturity	64,550	(447)	42,629	(919)	107,179	(1,366)

	Less Than 12 Months		12 Months or More		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Loss	Value	Loss	Value	Loss
Securities available-for-sale
Mortgage-backed
Federal National Mortgage Association	$1,075	$(5)	$—	$—	$1,075	$(5)
Government National Mortgage Association	$2,332	$(26)	$—	$—	$2,332	$(26)
Collateralized mortgage obligation
Federal National Mortgage Association	72,013	(542)	7,420	(153)	79,433	(695)
Federal Home Loan Mortgage Corporation	36,476	(381)	12,855	(271)	49,331	(652)
Government National Mortgage Association	1,937	(16)	27,160	(807)	29,097	(823)
Family Housing Resources	20,636	(78)	6,922	(103)	27,558	(181)
Asset-backed	26,479	(608)	2,945	(176)	29,424	(784)
Total temporarily impaired available-for-sale	160,948	(1,656)	57,302	(1,510)	218,250	(3,166)

Total temporarily impaired	$225,498	$(2,103)	$99,931	$(2,429)	$325,429	$(4,532)

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE 2 - SECURITIES (Continued)

	Less Than 12 Months		12 Months or More		Total
	Fair	Unrecognized	Fair	Unrecognized	Fair	Unrecognized
(In thousands)	Value	Loss	Value	Loss	Value	Loss
December 31, 2014
Securities held-to-maturity
Collateralized mortgage obligation
Federal National Mortgage Association	$33,617	$(296)	$5,731	$(72)	$39,348	$(368)
Federal Home Loan Mortgage Corporation	4,471	(23)	554	(5)	5,025	(28)
Government National Mortgage Association	47,366	(301)	14,598	(436)	61,964	(737)
Family Housing Resources	833	(9)	—	—	833	(9)
State and political subdivisions	2,792	(25)	15,818	(324)	18,610	(349)
Total temporarily impaired held-to-maturity	89,079	(654)	36,701	(837)	125,780	(1,491)

	Less Than 12 Months		12 Months or More		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Loss	Value	Loss	Value	Loss
Securities available-for-sale
Mortgage-backed
Government National Mortgage Association	$4,714	$(40)	$—	$—	$4,714	$(40)
Collateralized mortgage obligation
Federal National Mortgage Association	21,051	(71)	17,886	(418)	38,937	(489)
Federal Home Loan Mortgage Corporation	7,134	(75)	17,805	(509)	24,939	(584)
Government National Mortgage Association	21,563	(199)	35,048	(901)	56,611	(1,100)
Family Housing Resources	27,046	(244)	—	—	27,046	(244)
Asset-backed	2,013	(6)	3,099	(29)	5,112	(35)
Total temporarily impaired available-for-sale	83,521	(635)	73,838	(1,857)	157,359	(2,492)

Total temporarily impaired	$172,600	$(1,289)	$110,539	$(2,694)	$283,139	$(3,983)

Management evaluates securities for OTTI with consideration given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, (3) whether the market decline was affected by macroeconomic conditions, and (4) whether the Company has the intent to sell the debt security or more likely than not will be required to sell the security before its anticipated recovery. The assessment of whether an other-than-temporary decline exists involves a high degree of subjectivity and judgment and is based on the information available to management at a point in time. Unrealized losses on securities have not been recognized into income because management does not have the intent to sell the securities and more likely than not would not be required to sell the securities before the anticipated recovery. The fair value is expected to recover as the securities approach maturity. The collateralized mortgage obligations are issued by U.S. government agencies or U.S. government-sponsored enterprises. All municipal bonds and asset backed securities are rated as investment grade at December 31, 2015.

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE 3 - LOANS

A summary of the balances of loans follows:

(In thousands)	2015	2014

Commercial	$710,302	$639,170
Commercial real estate:
Owner-occupied commercial real estate	513,054	462,960
Investment commercial real estate	399,133	365,551
Residential 1-4 family real estate	368,513	372,130
Construction and land development	37,276	55,150
Other	4,232	6,005
	2,032,510	1,900,966
Less
Net deferred loan fees	913	552
Allowance for loan losses	26,457	28,393
	$2,005,140	$1,872,021

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE 3 - LOANS (Continued)

TABLE I:

The following table provides detail of the activity in the allowance for loan losses by portfolio segment and class for the year ending December 31, 2015 and the allocation of the loan loss reserve and the balances analyzed by portfolio segment and class as of December 31, 2015:

		Owner-
		Occupied	Investment	Residential	Construction
		Commercial	Commercial	1-4 Family	and Land
(In thousands)	Commercial	Real Estate	Real Estate	Real Estate	Development	Other	Total
Allowance for loan losses:
Beginning balance	$9,564	$4,431	$3,192	$8,777	$1,096	$1,333	$28,393
Charge-offs	(3,548)	(134)	(315)	(1,320)	(1,269)	(794)	(7,380)
Recoveries	1,698	1,453	267	646	600	780	5,444
Provision (credit)	4,525	(992)	(297)	(2,379)	(38)	(819)	—

Ending balance	$12,239	$4,758	$2,847	$5,724	$389	$500	$26,457

Period-ended amount allocated to:
Individually evaluated for impairment	$—	$148	$373	$1,196	$106	$—	$1,823
Collectively evaluated for impairment	12,239	4,610	2,474	4,528	283	500	24,634

Ending balance	$12,239	$4,758	$2,847	$5,724	$389	$500	$26,457

Loans:
Individually evaluated for impairment	$9,170	$9,026	$6,683	$5,605	$3,444	$—	$33,928
Collectively evaluated for impairment	701,132	504,028	392,450	362,908	33,832	4,232	1,998,582

Ending balance	$710,302	$513,054	$399,133	$368,513	$37,276	$4,232	$2,032,510

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE 3 - LOANS (Continued)

TABLE I (Continued):

The following table provides detail of the activity in the allowance for loan losses by portfolio segment and class for the year ending December 31, 2014 and the allocation of the loan loss reserve and the balances analyzed by portfolio segment and class as of December 31, 2014:

		Owner-
		Occupied	Investment	Residential	Construction
		Commercial	Commercial	1-4 Family	and Land
(In thousands)	Commercial	Real Estate	Real Estate	Real Estate	Development	Other	Total
Allowance for loan losses:
Beginning balance	$11,354	$5,962	$3,492	$5,431	$1,361	$510	$28,110
Charge-offs	(4,568)	(4,772)	(1,623)	(4,504)	(280)	(646)	(16,393)
Recoveries	4,053	568	374	836	242	553	6,626
Provision (credit)	(1,275)	2,673	949	7,014	(227)	916	10,050

Ending balance	$9,564	$4,431	$3,192	$8,777	$1,096	$1,333	$28,393

Period-ended amount allocated to:
Individually evaluated for impairment	$108	$330	$516	$542	$620	$—	$2,116
Collectively evaluated for impairment	9,456	4,101	2,676	8,235	476	1,333	26,277

Ending balance	$9,564	$4,431	$3,192	$8,777	$1,096	$1,333	$28,393

Loans:
Individually evaluated for impairment	$5,184	$14,162	$8,260	$5,370	$4,069	$—	$37,045
Collectively evaluated for impairment	633,986	448,798	357,291	366,760	51,081	6,005	1,863,921

Ending balance	$639,170	$462,960	$365,551	$372,130	$55,150	$6,005	$1,900,966

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE 3 - LOANS (Continued)

TABLE II:

The following table presents detail of impaired loans, segregated by portfolio segment and class. The unpaid principal balance represents the recorded balance prior to any partial charge-offs. The recorded investment represents the Bank owned portion of the customer balances net of any partial charge-offs recognized on the loans. Interest income recognized represents all interest income reported either on a cash or accrued basis after the loan became impaired.  Cash basis income represents only the interest income recognized on a cash basis after the loan was classified as impaired for the years ending December 31, 2015 and 2014.

			Allowance			Cash Basis
	Unpaid		for Loan	Average	Interest	Interest
	Principal	Recorded	Losses	Recorded	Income	Income
(In thousands)	Balance	Investment	Allocated	Investment	Recognized	Recognized
December 31, 2015
With no related allowance recorded:
Commercial	$11,312	$9,170	$—	$5,534	$193	$190
Owner-occupied commercial real estate	7,758	7,752	—	9,160	379	357
Investment commercial real estate	6,966	4,510	—	5,229	136	115
Residential 1-4 family real estate	2,325	1,748	—	3,552	53	51
Construction and land development	2,997	2,942	—	2,695	85	85
Other	—	—	—	—	—	—
	31,358	26,122	—	26,170	846	798

With an allowance recorded:
Commercial	—	—	—	49	—	—
Owner-occupied commercial real estate	1,274	1,274	148	1,689	65	59
Investment commercial real estate	2,173	2,173	373	2,351	107	98
Residential 1-4 family real estate	3,943	3,857	1,196	2,192	29	27
Construction and land development	502	502	106	802	24	23
Other	—	—	—	—	—	—
	7,892	7,806	1,823	7,083	225	207

Total	$39,250	$33,928	$1,823	$33,253	$1,071	$1,005

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE 3 - LOANS (Continued)

TABLE II (Continued):

			Allowance			Cash Basis
	Unpaid		for Loan	Average	Interest	Interest
	Principal	Recorded	Losses	Recorded	Income	Income
(In thousands)	Balance	Investment	Allocated	Investment	Recognized	Recognized
December 31, 2014
With no related allowance recorded:
Commercial	$5,365	$4,996	$—	$4,478	$137	$138
Owner-occupied commercial real estate	13,724	11,391	—	14,987	509	511
Investment commercial real estate	9,645	5,994	—	6,334	211	183
Residential 1-4 family real estate	5,582	4,097	—	6,498	61	63
Construction and land development	3,515	2,556	—	2,429	88	88
Other	—	—	—	—	—	—
	37,831	29,034	—	34,726	1,006	983

With an allowance recorded:
Commercial	231	188	108	1,197	9	9
Owner-occupied commercial real estate	2,919	2,771	330	4,368	151	102
Investment commercial real estate	2,266	2,266	516	2,926	111	121
Residential 1-4 family real estate	1,273	1,273	542	1,618	23	23
Construction and land development	1,513	1,513	620	1,537	25	25
Other	—	—	—	—	—	—
	8,202	8,011	2,116	11,646	319	280

Total	$46,033	$37,045	$2,116	$46,372	$1,325	$1,263

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE 3 - LOANS (Continued)

TABLE III:

The following table presents the contractual aging of the recorded investment in past due loans and loans that are non-performing by loan portfolio segment and class.  The recorded investment represents the Bank-owned portion of customer balances net of any partial charge-offs recognized on the loans.

		30 – 59	60 – 89	Loans Past Due
		Days	Days	90 Days or	Non-
(In thousands)	Current	Past Due	Past Due	More Accruing	accrual	Total
December 31, 2015
Commercial	$703,972	$229	$675	$—	$5,426	$710,302
Owner-occupied commercial real estate	510,969	162	—	—	1,923	513,054
Investment commercial real estate	397,473	—	—	—	1,660	399,133
Residential 1-4 family real estate	363,986	287	484	122	3,634	368,513
Construction and land development	36,523	—	—	—	753	37,276
Other	4,232	—	—	—	—	4,232

Total	$2,017,155	$678	$1,159	$122	$13,396	$2,032,510

December 31, 2014
Commercial	$638,251	$282	$—	$—	$637	$639,170
Owner-occupied commercial real estate	458,713	438	810	—	2,999	462,960
Investment commercial real estate	362,692	—	—	—	2,859	365,551
Residential 1-4 family real estate	368,103	487	183	—	3,357	372,130
Construction and land development	53,338	—	—	—	1,812	55,150
Other	6,004	1	—	—	—	6,005

Total	$1,887,101	$1,208	$993	$—	$11,664	$1,900,966

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE 3 - LOANS (Continued)

As a part of the on-going monitoring of the credit quality of the Company’s loan portfolio, management categorizes loans into risk categories based on relevant information about the ability of the borrowers to service their debt, the value of the loans, collateral, and other factors that affect loan credit risk. The Company’s credit policy is that the loan review department targets to review approximately 50% or more of the balances in the loan portfolio on an annual basis through reviews of the larger credit relationships, identified higher risk credits, and other credit risk review activities.  Credits internally classified as substandard accruing and substandard non-accruing are reviewed not less than quarterly by the loan review department, the asset management department, and senior management to determine or adjust the loans’ risk category ratings and their potential impact on credit loss estimates. Loans with annual maturities provide for a review of the borrower’s risk category rating at the time of the loan renewal.  Loan relationship borrowers whose loans have extended maturity dates (over one year) are generally given an internal review date within the loan term for monitoring of the credit. Generally, residential 1-4 family real estate loans are classified as pass rated unless downgrade is triggered by past due status change or as part of a combined credit relationship.

The Company categorizes loans into the following risk categories based on relevant information about the ability of borrowers to service their debt:

Pass - A pass asset is well protected by the current worth and paying capacity of the obligor (or guarantors, if any) or by the fair value, less cost to acquire and sell, of any underlying collateral in a timely manner. Pass assets also include certain assets considered watch, which are still protected by the worth and paying capacity of the borrower but deserve closer attention and a higher level of credit monitoring.

Substandard accruing - A substandard accruing asset has potential weaknesses that deserve management’s close attention.  The asset may also be subject to a weak or speculative market or to economic conditions, which may, in the future adversely affect the obligor.  If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the asset or in the Bank’s credit position at some future date which may require a more adverse risk classification.

Substandard non-accruing - A substandard non-accruing asset is an asset with a well-defined weakness that jeopardizes repayment, in whole or part, of the debt. These credits may be inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged. These assets are characterized by the distinct possibility that the institution will sustain some loss of principal and/or interest if the deficiencies are not corrected.

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE 3 - LOANS (Continued)

TABLE IV:

The following table presents the risk category of loans evaluated by internal asset classification based on the most recent analysis performed as of December 31, 2015 and 2014:

		% of		% of	Substandard	% of
		Total	Substandard	Total	Non-	Total
	Pass	Loans	Accruing	Loans	accruing	Loans	Total
December 31, 2015
(In thousands)
Commercial	$695,016	34.2%	$9,860	0.5%	$5,426	0.3%	$710,302
Owner-occupied commercial real estate	507,571	25.0	3,560	0.2	1,923	0.1	513,054
Investment commercial real estate	395,300	19.4	2,173	0.1	1,660	0.1	399,133
Residential 1-4 family real estate	364,193	17.9	686	—	3,634	0.2	368,513
Construction and land development	36,022	1.8	501	—	753	—	37,276
Other	4,232	0.2	—	—	—	—	4,232

	$2,002,334	98.5%	$16,780	0.8%	$13,396	0.7%	$2,032,510

December 31, 2014
(In thousands)
Commercial	$633,804	33.3%	$4,729	0.2%	$637	—%	$639,170
Owner-occupied commercial real estate	455,055	24.0	4,906	0.3	2,999	0.2	462,960
Investment commercial real estate	360,198	19.0	2,494	0.1	2,859	0.1	365,551
Residential 1-4 family real estate	367,520	19.3	1,253	0.1	3,357	0.2	372,130
Construction and land development	52,827	2.8	511	—	1,812	0.1	55,150
Other	6,005	0.3	—	—	—	—	6,005

	$1,875,409	98.7%	$13,893	0.7%	$11,664	0.6%	$1,900,966

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE 3 - LOANS (Continued)

Troubled Debt Restructurings:

The Company has allocated $1,011,000 and $903,000 of specific reserves to customers whose loan terms have been modified in troubled debt restructurings as of December 31, 2015 and 2014. As of December 31, 2015 and 2014, the Company has outstanding balances which total approximately $19,628,000 and $24,530,000, respectively, for customers whose loans are classified as troubled debt restructurings.  Unused commitments for loans classified as troubled debt restructurings are insignificant as of December 31, 2015 and 2014.

During the years ending December 31, 2015 and 2014, the terms of certain loans were modified as troubled debt restructurings. The modification of the terms of such loans included any one or a combination of the following:  an interest rate concession on the loan, a reduction of the scheduled monthly payment, a reduction in principal balance, additional advances for payment of real estate taxes, or extended maturities.  For modifications involving a reduction of the stated interest rate of the loan, the weighted average interest rate before and after the modifications was 5.81% and 5.25% for 2015 and 6.32% and 5.38% for 2014.

The following table presents loans by portfolio segment modified as troubled debt restructurings during the year ended December 31, 2015:

		Pre-Modification	Post-Modification
		Outstanding	Outstanding
	Number of	Recorded	Recorded
(In thousands, except number of loans)	Loans	Investment	Investment

Troubled Debt Restructurings:
Commercial	—	$—	$—
Owner-occupied commercial real estate	1	373	111
Investment commercial real estate	—	—	—
Residential 1-4 family real estate	6	949	934
Construction and land development	2	278	—
Other	—	—	—

Total	9	$1,600	$1,045

The troubled debt restructurings described above increased the provision for loan losses by $697,000 and resulted in chargeoffs of $189,000 during the year ending December 31, 2015.

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE 3 - LOANS (Continued)

The following table presents loans by portfolio segment modified as troubled debt restructurings during the year ended December 31, 2014:

		Pre-Modification	Post-Modification
		Outstanding	Outstanding
	Number of	Recorded	Recorded
(In thousands, except number of loans)	Loans	Investment	Investment

Troubled Debt Restructurings:
Commercial	2	$289	$—
Owner-occupied commercial real estate	4	1,549	1,533
Investment commercial real estate	—	—	—
Residential 1-4 family real estate	5	576	543
Construction and land development	1	84	5
Other	—	—	—

Total	12	$2,498	$2,081

The troubled debt restructurings described above increased the provision for loan losses by $453,000 and resulted in chargeoffs of $425,000 during the year ending December 31, 2014.

The following table presents loans by class modified as troubled debt restructurings for which there was a payment default within twelve months following the modification during the year ending December 31, 2015 and 2014:

Troubled Debt Restructurings	Number of	Recorded
That Subsequently Defaulted:	Loans	Investment

December 31, 2015
Commercial	1	$—
Owner-occupied commercial real estate	2	219
Residential 1-4 family real estate	2	—
Construction and land development	1	76

Total	6	$295

The troubled debt restructurings that subsequently defaulted described above increased the allowance for loan losses by $141,000 and resulted in charge-offs of $141,000 during the year ending December 31, 2015.

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE 3 - LOANS (Continued)

Troubled Debt Restructurings	Number of	Recorded
That Subsequently Defaulted:	Loans	Investment

December 31, 2014
Commercial	3	$—
Owner-occupied commercial real estate	2	372
Residential 1-4 family real estate	1	—

Total	6	$372

The troubled debt restructurings that subsequently defaulted described above increased the allowance for loan losses by $1,096,000 and resulted in charge-offs of $1,402,000 during the year ending December 31, 2014.

A loan is considered to be in payment default once it is 90 days contractually past due under the modified terms.

The following table presents past due accruing and non-accrual troubled debt restructurings by portfolio segment as of December 31, 2015:

	30 – 89 Days
(In thousands)	Past Due	Non-accrual
Commercial	$—	$—
Owner-occupied commercial real estate	—	219
Investment commercial real estate	—	—
Residential 1-4 family real estate	—	76
Construction and land development	—	—
Other	—	—

Total	$—	$295

The following table presents past due accruing and non-accrual troubled debt restructurings by portfolio segment as of December 31, 2014:

30 – 89 Days
(In thousands)	Past Due	Non-accrual
Commercial	$—	$—
Owner-occupied commercial real estate	—	647
Investment commercial real estate	—	—
Residential 1-4 family real estate	—	—
Construction and land development	—	—
Other	—	—

Total	$—	$647

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE 4 - OTHER REAL ESTATE OWNED

Other real estate owned activity was as follows:

(In thousands)	2015	2014
Balance at beginning of year	$15,508	$24,525
Transfers from loans	950	8,056
Proceeds from sales	(13,065)	(11,964)
Net gain (loss) on sales	1,415	(115)
Capital improvements	—	26
Valuation allowance	(1,291)	(5,020)

Balance at end of year	$3,517	$15,508

Activity in the valuation allowance on other real estate owned is as follows:

(In thousands)	2015	2014
Balance, beginning of year	$3,898	$3,798
Additions charged to expense	1,291	5,020
Deletions from sales	(4,668)	(4,920)

	$521	$3,898

Operating expenses relating to other real estate owned were $725,000 and $2,019,000 in 2015 and 2014, respectively. Income from rentals and other income on other real estate owned was $214,000 and $152,000 in 2015 and 2014, respectively, and are included in other fees and commissions on the consolidated statements of operations.

NOTE 5 - PREMISES AND EQUIPMENT

Premises and equipment at December 31 consisted of the following:

(In thousands)	2015	2014

Land	$16,974	$16,974
Bank premises and improvements	46,566	46,564
Furniture and equipment	26,918	27,415
	90,458	90,953
Less accumulated depreciation and amortization	36,881	36,456

	$53,577	$54,497

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE 6 - DEPOSITS

The aggregate amount of time deposit accounts with balances equal to or greater than $250,000 approximated $20,921,000 and $26,215,000 as of December 31, 2015 and 2014, respectively.  As of December 31, 2015 and 2014, the carrying value of brokered certificates of deposit was approximately $23,067,000 and $10,655,000, respectively.

At December 31, 2015, the scheduled maturities of certificates of deposit are as follows:

(In thousands)
2016	$103,993
2017	40,492
2018	33,889
2019	5,759
2020	5,891
Thereafter	15

$190,039

NOTE 7 - FEDERAL RESERVE BANK ADVANCES

As of December 31, 2015 and 2014, the Company had no borrowings outstanding with the Federal Reserve Bank. At December 31, 2015, $644,578,000 of commercial and industrial loans, non-residential construction and development loans, and loans to state and political entities as well as $408,000 of investment securities were collateral which provided the Bank with the eligibility to borrow $527,152,000 at year-end 2015.

NOTE 8 - FEDERAL HOME LOAN BANK ADVANCES

Borrowings from the Federal Home Loan Bank were as follows at year-end:

(In thousands)	2015	2014

Maturity in January 2016, fixed rate of 0.16%	$215,000	$—
Maturities in January 2015, fixed rate at rates from 0.13% to 0.15%, averaging 0.14%	—	140,000

Total	$215,000	$140,000

Each advance is payable at its maturity date, with a prepayment penalty that could be assessed on borrowings if paid prior to the maturity date. At December 31, 2015, $1,291,539,000 of first mortgages, multi-family mortgages, home equity loans, commercial real estate loans, and investment securities were collateral to support outstanding advances as well as to provide the Bank with the eligibility to borrow an additional $504,763,000 at year-end 2015.

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE 9 - BORROWINGS

Notes payable consisted of the following at period end:

(In thousands)	2015	2014
$20,000 unsecured senior term note with U.S. Bank N.A., maturing on June 30, 2020.	$18,000	$—

$200 term loan with Bank of America, maturing on November 30, 2016. Borrowing was secured by 100% of the outstanding stock of American Chartered Bank.	—	200

	$18,000	$200

On June 29, 2015 the Company obtained a $20,000,000 unsecured senior term note with U.S. Bank N.A..  The interest on the term note is payable on the last day of each calendar quarter-end beginning September 30, 2015.  The interest accrues at an annual rate equal to 1.75% plus either the greater of 0% or the one-month LIBOR rate.  The applicable rate at December 31, 2015 was 2.0%.  The Company is required to pay principal outstanding in quarterly installments equal to $1,000,000 on the last day of each calendar quarter-end with final payment due on June 30, 2020.  The loan agreement for the term note requires the Bank to maintain a minimum total risk based capital ratio at the end of each fiscal quarter of 11.50%.  The Bank, and on a consolidated basis for the Company, must maintain at all times such capital as to be classified as “well-capitalized” in accordance with all laws and regulations of the FDIC and all regulatory authorities that have supervisory authority over the Bank.  At the end of each fiscal quarter, the Bank must maintain a minimum ratio of loan loss reserves to non-performing loans (aggregate principal amount, including capitalized interest, on all non-accruing loans plus the aggregate principal amount of all loans that are 90 days or more past due and still accruing)  of 100%.  The Bank must also maintain at the end of each fiscal quarter a ratio of non-performing assets (the sum of all non-performing loans plus other real estate owned) to tangible primary capital (sum of preferred stock, common stock, surplus, retained earnings, accumulated comprehensive income, and other equity capital components, plus loan loss reserves, plus notes and debentures that qualify as capital by regulatory definition, minus goodwill and other intangible assets) not to exceed 18.0%.  The Company must maintain a fixed charge coverage ratio of not less than 1.25 to 1 on a rolling 4 quarter basis as of the end of each fiscal quarter, beginning June 30, 2015.  The fixed charge coverage ratio is calculated with respect to the Company on an unconsolidated basis and is defined as the ratio of (a) net income, plus interest expense, plus non-cash expenses, minus non-cash income, minus cash dividends and distributions paid during the period to (b) interest expense during the period plus $4,000,000 (the annualized principal payments on the loans).  The Company, and the Bank where noted, cannot do any of the following without prior written consent of U.S. Bank N.A.:  a) The Company may not incur any indebtedness with the exception of this term note and the subordinated debt (the Company’s 6% subordinated notes maturing June 30, 2023); b) The Bank cannot incur any indebtedness; c) Enter into a change of control transaction; d) The Company may not create or allow to exist any lien upon the property of the Company, including the capital stock of the Bank, and the Bank may not create or allow to exist any lien upon any property except permitted liens; e) The Company may not make advances, loans or extensions of credit or purchases of stocks, debentures or other securities of, or make any other investment in, any entity except, advances in the ordinary course of business consistent with past practices; f) Terminate any employee plan or engage in any transaction that would result in a material liability to Pension Benefit Guaranty Corporation; g) Permit or enter into any transaction with any affiliate of the Company except in the ordinary course of business and under terms that would be obtained in a comparable arms-length transaction; h) Make any restricted payments except the Company may pay regularly scheduled dividends on its convertible preferred stock and may engage in stock buybacks not to exceed $500,000 in any fiscal year, provided there is no event of default; i) The Company shall not amend or modify the 6% subordinated debt documents, nor permit optional prepayment of the 6% subordinated debt.  On December 31, 2015 the Company was in compliance with

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE 9 - BORROWINGS (Continued)

all debt covenants.  Subsequent to year-end, the Company sent notices to its 6% subordinated note holders indicating that it is calling the subordinated notes on March 25, 2016.  Prior to sending the notices, the Company obtained written consent from U.S. Bank N.A. approving the pre-payment.

The Company had a $200,000 term loan with Bank of America outstanding as of December 31, 2014.  On July 1, 2015 the term loan was paid off.  The interest on the term loan was payable monthly at the higher of three-month LIBOR plus 100 basis points or 5.0%.  The applicable rate at December 31, 2014 was 5.0%.

Federal funds purchased and securities sold under agreements to repurchase are overnight financing arrangements for the Company. Physical control is maintained by a third party custodian for all securities sold under repurchase agreements. At December 31, 2015 and 2014, securities sold under agreements to repurchase of $23,481,000 and $34,165,000, respectively, are reflected at the amount of cash received in connection with the transaction. The Bank may be required to provide additional collateral based on the fair value of the underlying securities.  Securities sold under agreements to repurchase are secured by Government National Mortgage Association and Federal National Mortgage Association collateralized mortgage obligation securities with a carrying amount of $23,554,000 and $34,237,000 at year-end 2015 and 2014, respectively.

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE 10 - SUBORDINATED DEBENTURES

Subordinated debentures were as follows at year-end:

(In thousands)	2015	2014

Junior subordinated debentures issued to American Chartered Statutory Trust I, excluding investment in Trust	$20,000	$20,000

Junior subordinated debentures issued to American Chartered Statutory Trust II, excluding investment in Trust	15,000	15,000

Subordinated debenture agreement with Bank of America	—	20,000

Subordinated debentures issued by the Company	7,162	12,031

	$42,162	$67,031

In November 2001, the Company formed American Chartered Statutory Trust I (the Trust). The Trust is a statutory business trust formed under the laws of the state of Connecticut and is wholly owned by the Company. In 2001, the Trust issued variable rate preferred securities with an aggregate liquidation amount of $20,000,000 ($1,000 per preferred security) to a third-party investor. The Company then issued variable rate junior subordinated debentures aggregating $20,619,000 to the Trust in exchange for ownership of all the common securities of the Trust and the proceeds of the preferred securities sold by the Trust. The junior subordinated debentures are the sole assets of the Trust. The junior subordinated debentures and the preferred securities pay interest and dividends, respectively, on a quarterly basis. The variable interest rate is the three-month LIBOR plus 3.6% adjusted quarterly (4.13% and 3.84% at December 31, 2015 and 2014, respectively), provided that the rate may not exceed the highest rate permitted by New York law. The junior subordinated debentures will mature on December 18, 2031, at which time the preferred securities must be redeemed. The junior subordinated debentures and preferred securities can be redeemed contemporaneously, in whole or in part, at a redemption price of $1,000 per preferred security, on each quarterly anniversary date. Debt issuance costs and underwriting fees of $651,500 were capitalized to the offering and are being amortized by the Trust to maturity of the junior subordinated debentures.

In August 2004, the Company formed American Chartered Statutory Trust II (Trust II). Trust II is a statutory business trust formed under the laws of the state of Delaware and is wholly owned by the Company. In 2004, Trust II issued variable rate preferred securities with an aggregate liquidation amount of $15,000,000 ($1,000 per preferred security) to a third-party investor. The Company then issued variable rate junior subordinated debentures aggregating $15,464,000 to Trust II in exchange for ownership of all of the common securities of Trust II and the proceeds of the preferred securities sold by Trust II. The junior subordinated debentures are the sole assets of Trust II. The junior subordinated debentures and the preferred securities pay interest and dividends, respectively, on a quarterly basis. The variable interest rate is the three-month LIBOR plus 2.75% adjusted quarterly (3.07% and 2.98% at December 31, 2015 and 2014, respectively), provided that the rate may not exceed the highest rate permitted by New York law. The junior subordinated debentures will mature on October 7, 2034, at which time the preferred securities must be redeemed. The junior subordinated debentures and preferred securities can be redeemed contemporaneously, in whole or in part, at a redemption price of $1,000 per preferred security, on each quarterly anniversary date. Debt issuance costs and underwriting fees of $316,400 were capitalized related to the offering and are being amortized by Trust II to maturity of the junior subordinated debentures.

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE 10 - SUBORDINATED DEBENTURES (Continued)

The above listed subordinated debentures may be included in Tier 1 capital (with certain limitations applicable) under current regulatory guidelines and interpretations. The Company has the option to defer interest payments on the subordinated debentures from time to time for a period not to exceed five years. During the interest deferral period, the Company is restricted from paying dividends. As of December 31, 2015, the Company has not deferred any interest payments.

At December 31, 2014, the Company had a $20,000,000 subordinated debenture agreement with Bank of America. The Company paid off the subordinated debt on July 1, 2015.  Interest was payable monthly at the higher of three-month LIBOR plus 125 basis points or 5.0%. The applicable rate at December 31, 2014 was 5.0%.

At December 31, 2015 and 2014, the Company had outstanding $7,162,000 and $12,031,000, respectively, of private placement subordinated notes.  As of December 31, 2015, the subordinated notes bear interest at 6%.  At December 31, 2014, $7,162,000 of the subordinated notes bore interest at 6% and $4,869,000 bore interest at 9%. In May 2015, the Company repaid the 9% private placement subordinated notes.  Interest is payable quarterly on the tenth day following each calendar quarter.  The 6% subordinated notes mature on June 30, 2023.  The subordinated notes are pre-payable by the Company at any time without notice or penalty, premium or costs, subject to approval of the Board of Governors of the Federal Reserve Bank, to the extent such approval is then required as a condition of prepayment, and all payments shall be applied first to interest and the balance, if any, to principal. The Federal Reserve Bank also has the power to require the Company to prepay the subordinated notes at any time.  Subsequent to year-end, the Company sent notices to its 6% subordinated note holders indicating that it is calling the subordinated notes on March 25, 2016.   The Company expects to pay off principal and accrued interest as of that date.

NOTE 11 - INCOME TAXES

The components of the provision for income taxes are as follows:

(In thousands)	2015	2014

Current	$16,798	$6,364
Deferred	4,006	4,703

	$20,804	$11,067

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE 11 - INCOME TAXES (Continued)

The net deferred tax asset included at December 31, 2015 and 2014 consists of the following:

(In thousands)	2015	2014

Gross deferred tax assets:
Allowance for loan losses	$10,593	$11,368
Valuation allowance for other real estate owned	209	1,561
State net operating losses	—	1,227
Other	5,434	5,218

Gross deferred tax liabilities:
Depreciation	(3,081)	(2,556)
Other	(1,847)	(1,473)

Net deferred tax asset	$11,308	$15,345

The other temporary differences that result in deferred income taxes consist primarily of accrued bonus, derivative trading revenue, deferred loan origination fees and costs, and investment in partnerships.  At December 31, 2015 and 2014, included in deferred tax assets is the related tax on the net unrealized losses on investment securities of $3,531,000 and $3,562,000, respectively.

The following table reconciles the total federal income tax provision with the amounts computed at the current statutory federal income tax rate at December 31, 2015 and 2014 of 35%.

(In thousands)	2015	2014

Tax provision at federal statutory rate	$18,479	$9,890
Tax-exempt income, net	(631)	(583)
State income taxes	2,607	1,677
Other items, net	349	83

	$20,804	$11,067

Tax-exempt income includes income on tax free bonds and loans and the increase in cash surrender value of Bank-owned life insurance.  The Company files income tax returns in the U.S. federal jurisdiction and in Illinois, as well as various other states.  The Company is subject to examination by the U.S. federal and Illinois tax authorities for 2012 tax years and after. The Company is no longer subject to examination by the U.S. federal and Illinois tax authorities for years prior to 2012. The Company does not expect the total amount of unrecognized tax benefits to significantly increase or decrease during the next twelve months.

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE 12 - LEASE COMMITMENTS

The Company leases a portion of their land and premises through operating leases. Future minimum lease payments on these operating leases, after considering renewal options were as follows:

(In thousands)
Year Ending December 31,	Amount

2016	$1,619
2017	1,020
2018	1,037
2019	1,053
2020	1,093
Thereafter	29,987

$35,809

Rental expense, included in occupancy expense, was $2,739,000 and $2,571,000 for 2015 and 2014, respectively.

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE 13 - DERIVATIVES

The Bank offers interest rate swap contracts to its customers in order to assist the customers in managing their interest rate risk profile.  In order to eliminate the Bank’s interest rate risk associated with offering these products, the Bank enters into interest rate swap contracts with a third party to offset the customer contracts.  The Bank has elected to account for these interest rate swap contracts as free-standing derivatives for purposes of trading.  The interest rate swap contracts are carried on the consolidated balance sheets at fair value with changes in fair value reflected in earnings.

The Company has entered into interest rate swap contracts with its customers and the total notional amount of these contracts was $60,954,000 and $22,762,000 as of December 31, 2015 and 2014, respectively.  The Company also entered into interest rate swap contracts with a third party to offset the customer contracts and the total notional amount of these contracts was $60,954,000 and $22,762,000 as of December 31, 2015 and 2014, respectively.  At the inception of the interest rate swap contract with the third party, the third party may pay the Bank a fee which the Bank earns immediately as trading revenue.  The Bank recognized $1,093,000 and $416,000 of trading revenue in 2015 and 2014, respectively, which is included in other fees and commissions on the consolidated statements of income.

Summary information about interest rate swaps follows:

As of December 31:
(in thousands)	2015	2014

Contracts with customers:
Notional amounts	$60,954	$22,762
Fair value assets	2,297	854
Weighted-average fixed rates received	4.93%	5.01%
Weighted-average variable rates paid	2.99%	2.89%
Weighted-average maturity	8.03 years	6.43 years

Contracts with third party:
Notional amounts	$60,954	$22,762
Fair value liabilities	(2,297)	(854)
Weighted-average fixed rates paid	4.93%	5.01%
Weighted-average variable rates received	2.99%	2.89%
Weighted-average maturity	8.03 years	6.43 years

The Bank also enters into derivatives that include commitments to fund residential mortgage loans to be sold into the secondary market and forward commitments for the future delivery of residential mortgage loans.  At the time the Bank enters into an interest rate lock commitment with its customer, it also enters into a forward commitment for future delivery of the residential mortgage to an investor if it intends to sell the loan.  At December 31, 2015, the notional value of interest rate lock commitments and the notional value of forward commitments for the future delivery of residential mortgage loans each totaled $9,834,000.  For the year ending December 31, 2015, no receivable or payable has been recognized for the derivatives as the fair values were immaterial.

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE 14 - COMMITMENTS AND CONTINGENT LIABILITIES

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet financing needs of its customers. These financial instruments include financial standby, performance standby and commercial letters of credit, and unused lines of credit. Loan commitments and guarantees written that are unused and have not expired have off-balance-sheet risk because they may involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet, which include origination fees and accruals for probable losses. Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. The credit risk amounts are equal to the contractual amounts, assuming that the amounts are fully advanced and that collateral or other security is of no value.

These financial instruments, as of December 31, 2015 and 2014, are summarized as follows:

	Contract Amount
(In thousands)	2015	2014

Unused commitments	$730,974	$670,887
Standby and performance letters of credit	32,199	37,117
Commercial letters of credit	23	1,635

The instruments below are considered financial guarantees.

	2015		2014
	Contract	Carrying	Contract	Carrying
(In thousands)	Amount	Value	Amount	Value

Standby and performance letters of credit	$32,199	$205	$37,117	$150

Since many commitments to extend credit expire without being used, the amounts above do not necessarily represent future cash commitments. Collateral is generally obtained at the time of commitment. The amount of collateral is determined using management’s credit evaluation of the borrower and may include commercial and residential real estate and other business and consumer assets.

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of loans to local businesses and consumers in the greater Chicagoland area and federal funds sold. Lending activities are conducted with customers in a wide variety of industries as well as with individuals with a wide variety of credit requirements.

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE 15 - EMPLOYEE BENEFITS

The Company maintains a non-qualified stock option plan, which allows for the grant of up to 5,115,852 shares of common stock. All options under this plan have fully vested. During 2009, the Company modified the plan to extend the expiration date of 4,209,228 unexercised options, held by certain Company executives, to the earlier of a change in control date or January 1, 2017. Options will be forfeited if not exercised by December 31, 2017.

In addition, the Company maintains the American Chartered Bancorp, Inc. 2005 Stock Incentive Plan. The plan allows for the grant of up to 2,400,000 shares in the form of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock grants, and other share-based awards. The per share exercise price for stock options and stock appreciation rights granted under the plan is no less than 100% of the market price on the date of grant. Stock options, stock appreciation rights and restricted stock grants become exercisable based on the terms of each award agreement. In all cases, stock options and stock appreciation rights have a maximum term of ten years. As of December 31, 2015 and 2014, outstanding awards include incentive stock options, non-qualified stock options and restricted stock grants.

The fair value of each option award is estimated on the date of grant using a closed form option valuation (Black-Scholes) model that uses the assumptions noted in the table below. The Company used industry data to estimate stock price volatility. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of the grant. The expected term of options granted is based on historical data and represents the period of time that options granted are expected to be outstanding.

The fair value of options granted in 2015 and 2014 was determined using the following weighted-average assumptions as of grant date.

	2015	2014
Risk-free interest rate	1.71%	2.30%
Expected term	6.5 years	6.5 years
Expected stock price volatility	21%	29%
Dividend yield	0%	0%

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE 15 - EMPLOYEE BENEFITS (Continued)

A summary of the activity in the stock-option plan for 2015 follows:

			Weighted-
		Weighted-	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
	Shares	Price	Term (Years)	Value

Outstanding at beginning of year	5,151,328	$1.54
Granted	153,050	5.64
Exercised	(1,600)	3.62
Forfeited	(103,000)	7.39

Outstanding at end of year	5,199,778	$1.55	2.8	$38,486,308

Vested or expected to vest	5,199,778	$1.55	2.8	$38,486,308

Exercisable at end of year	4,720,328	$1.26	2.3	$36,279,958

Information related to the stock option plan during each year follows:

	2015	2014

Intrinsic value of options exercised	$8,740	$2,972
Cash received from option exercises	$5,788	$21,724
Tax benefit realized from option exercise	$—	$—
Weighted-average fair value of options granted	$0.70	$1.18

As of December 31, 2015, there was $355,000 of total unrecognized compensation cost related to non-vested stock options granted under the Plan. The cost is expected to be recognized over a weighted average period of 1.95 years.

The 2005 Stock Incentive Plan provides for the issuance of stock awards. Compensation expense is recognized over the vesting period (20% per year) of the shares based on the market value of the stock at the issue date. Total stock awards issued in 2015 and 2014 were 1,500 shares and 2,834 shares, respectively.  In addition, the Bank granted 122,194 shares during 2014 to two executives as part of the discontinuation of the executives’ long-term incentive plan.  These stock awards were fully vested on the date of grant and the total compensation expense of $476,000 was recognized in 2014.

A summary of changes in the Company’s nonvested shares for the year follows:

		Weighted-
		Average
		Grant-Date
Nonvested Shares	Shares	Fair Value

Nonvested at January 1, 2015	41,901	$3.77
Granted	1,500	4.08
Vested	(26,076)	3.80
Forfeited	(1,459)	3.73

Nonvested at December 31, 2015	15,866	$3.77

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE 15 - EMPLOYEE BENEFITS (Continued)

As of December 31, 2015, there was $24,000 of total unrecognized compensation cost related to nonvested shares granted under the plan. The cost is expected to be recognized over a weighted-average period of 0.52 years. The total grant-date fair value of shares vested during the year ended December 31, 2015 and 2014 was $99,000 and $589,000, respectively.

The Company maintains a 401(k) salary reduction plan covering substantially all employees. Eligible employees may elect to make tax deferred contributions up to 80% of gross wages with a 2015 annual cap of $18,000 for those participants under 50 years of age and $24,000 for those 50 years of age and older (excluding catch-up adjustments). The employer contribution is a discretionary amount determined by the Company each plan year. The Board of Directors approved a discretionary employer contribution (matching) to equal 50% of employee contributions up to 4% of employee compensation. In addition, the Board of Directors may approve a discretionary employer contribution to the profit sharing plan.  Expenses for employer contributions for the 401(k) match made in 2015 and 2014 were $456,000 and $414,000, respectively. Expenses for employer contributions to the profit sharing plan were $499,000 and $230,000 in 2015 and 2014, respectively.

NOTE 16 - STOCKHOLDERS’ EQUITY

Common stock has no par value, and 100,000,000 shares are authorized. There were 43,325,682 and 40,091,121 common shares issued at December 31, 2015 and 2014, respectively, including 7,405,979 shares held in treasury at both period ends. Treasury stock is carried at cost. The Company has authorized 20,000,000 shares of no par value preferred stock. The preferred stock may be issued in one or more series as determined by the Board of Directors of the Company.

During 2010, the Company authorized 2,000,000 shares of no par value Series B cumulative 8% perpetual preferred stock and 2,000,000 shares of no par value Series C cumulative perpetual preferred stock each at $10.00 per share. The Series C accrues interest at the Prime Rate, adjusting every calendar quarter. Dividends are cumulative and compound quarterly. The Series B and Series C preferred stock were convertible (but a holder must convert all shares) into common stock at the option of the holder at any time and automatically on the earlier of a sale of the Company or December 31, 2017. The number of shares of common stock to be issued on conversion will be equal to the value of the preferred stock converted ($10 per share) divided by the book value per share of the common stock. The conversion price is based on book value (without any consideration of any accumulated other comprehensive income (loss) attributable to securities available-for-sale) as of the last day of the most recently ended calendar quarter or the closing of the sale transaction.  Concurrently with the new issuance of Series D preferred stock, Series B preferred stockholders were permitted to convert their investment from Series B to the newly created Series D.

During 2011, the Company authorized 28,000 shares of no par value 8% cumulative voting convertible preferred Series D stock, which was increased to 44,346 shares in 2012, and 51,000 shares of no par value 8% cumulative non-voting convertible preferred Series E stock each at $1,000 per share. Additionally, the Company authorized 10,500,000 shares of no par value non-voting perpetual preferred Series F stock.  Dividends are cumulative and compound quarterly for both series. The Series D preferred stock is convertible into common stock at the option of the holder (a minimum of $1,000,000 of original gross proceeds) at any time or automatically on the earlier of the sale of the Company or September 20, 2017. The Series E preferred stock is convertible into non-voting perpetual preferred Series F stock at the option of the holder (a minimum of $1,000,000 of original gross proceeds) at any time or automatically on the earlier of the sale of the Company or September 20, 2017. Series F preferred stock has no par value and ranks senior to common stock with respect to rights on liquidation.

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE 16 - STOCKHOLDERS’ EQUITY (Continued)

The number of shares of common stock to be issued upon conversion for Series D preferred stock or the number of shares of Series F preferred stock to be issued upon conversion for Series E preferred stock will be equal to the value of the preferred stock converted ($1,000 per share) plus any accrued and unpaid dividend amounts on such shares being converted divided by the greater of fully diluted net tangible book value per share or $2.50 per share. The conversion price per share is based on book value per share for the most recently ended calendar quarter (or the closing of the sale transaction) adjusted for the impact of in-the-money options outstanding and associated tax benefit to the Company. If the Company fails to pay dividends on either Series D or Series E for two successive dividend periods, the conversion price with respect to that Series is reduced to 90% of fully diluted net tangible book value (but not less than $2.50 per share). During 2011, the Company raised $50.0 million of preferred equity through a private equity raise reduced by incurred issuance costs of $3.1 million. The Company issued 24,346 shares of 8% cumulative voting convertible preferred Series D stock and 25,654 shares of 8% cumulative non-voting convertible preferred Series E stock at $1,000 per share, respectively.  The Series D preferred stock offering was continued after the private equity raise.  The Company sold a total of 1,675 additional shares.

Beginning in 2011, the holders of Series B preferred stock were given the option to convert their Series B preferred stock to Series D preferred stock. For every 100 shares of Series B preferred stock exchanged, the holder received one share of Series D preferred stock due to the difference in purchase price. All of the Series B preferred stock, or 482,500 shares, were converted to 4,825 shares of Series D preferred stock.  During 2014, at the option of the holders, a total of 16,523 shares of Series D preferred stock were converted to 4,788,508 shares of common stock and 14,827 shares of Series E preferred stock were converted to 4,297,680 shares of Series F preferred stock. During 2015, at the option of the holders, a total of 11,298 shares of Series D preferred stock were converted to 3,070,420 shares of common stock and 10,827 shares of Series E preferred stock were converted to 2,999,168 shares of Series F preferred stock.

Preferred shares outstanding as of December 31, 2015 and 2014:

	2015	2014

Preferred Series D (issuance of $1,000 per share)	3,025	14,323
Preferred Series E (issuance of $1,000 per share)	—	10,827
Preferred Series F	7,296,848	4,297,680

Total equity attributable to the minority members of the LLC are reflected as noncontrolling interests on the face of the consolidated statements of equity.  Final distributions were made to minority members of the LLC in 2014 and as such are no longer reflected on the consolidated balance sheets.

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE 17 - REGULATORY MATTERS

The Company and the Bank are subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and prompt corrective action regulations involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators about components, risk weightings, and other factors, and the regulators can lower classifications in certain cases. Failure to meet various capital requirements can initiate regulatory action that could have a direct material effect on the financial statements.  Management believes at December 31, 2015, the Company and Bank meet all capital adequacy requirements to which they are subject.

The prompt corrective action regulations provide five classifications, including well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and plans for capital restoration are required.

In 2013, the U.S. Basel III capital framework was published by the federal banking agencies, which outlined new regulatory capital guidelines for banking institutions. These new guidelines were effective for the Company on January 1, 2015 with full compliance with all of the requirements being phased in over a multi-year schedule, and fully phased in by January 1, 2019.  Accumulated other comprehensive income or loss is not included in computing regulatory capital.  The regulatory capital information for December 31, 2015 was prepared under the new guidelines, including the addition of a new regulatory capital ratio called Common Equity Tier I capital ratio.  Capital amounts and ratios for December 31, 2014 were calculated using the former capital framework.

At December 31, 2015 and 2014, consolidated and bank-only actual capital levels (in thousands) and minimum required levels were as follows:

					Minimum Required to
			Minimum Required		be Well Capitalized
			for Capital		Under Prompt Corrective
	Actual		Adequacy Purposes		Action Regulations
2015	Amount	Ratio	Amount	Ratio	Amount	Ratio
Tier 2 total capital (to risk-weighted assets)
Consolidated	$271,257	12.4%	$175,383	8.0%	N/A	N/A
Bank	265,896	12.2	174,975	8.0	$218,719	10.0%
Tier 1 capital (to risk-weighted assets)
Consolidated	234,758	10.7	131,537	6.0	N/A	N/A
Bank	239,438	10.9	131,231	6.0	174,975	8.0
Common Equity Tier 1 capital (to risk-weighted assets)
Consolidated	175,669	8.0	98,653	4.5	N/A	N/A
Bank	239,438	10.9	98,423	4.5	142,167	6.5
Tier 1 capital (to adjusted average assets)
Consolidated	234,758	8.3	112,657	4.0	N/A	N/A
Bank	239,438	8.5	112,470	4.0	140,587	5.0

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE 17 - REGULATORY MATTERS (Continued)

					Minimum Required to
			Minimum Required		be Well Capitalized
			for Capital		Under Prompt Corrective
	Actual		Adequacy Purposes		Action Regulations
2014	Amount	Ratio	Amount	Ratio	Amount	Ratio
Tier 2 total capital (to risk-weighted assets)
Consolidated	$246,650	12.3%	$159,961	8.0%	N/A	N/A
Bank	246,653	12.4	159,705	8.0	$199,631	10.0%
Tier 1 capital (to risk-weighted assets)
Consolidated	181,805	9.1	79,981	4.0	N/A	N/A
Bank	221,656	11.1	79,853	4.0	119,779	6.0
Tier 1 capital (to adjusted average assets)
Consolidated	181,805	6.9	105,693	4.0	N/A	N/A
Bank	221,656	8.4	105,571	4.0	131,964	5.0

The Bank was considered well capitalized at December 31, 2015 and 2014 based on regulatory guidelines. There are no conditions or events since those notifications that management believes have changed the Bank’s category. The difference between total equity included in the consolidated balance sheet and consolidated Tier 1 capital is primarily attributable to allowable subordinated debentures. The difference between the consolidated Tier 1 capital and Bank Tier 1 capital is primarily due to company debt that has been down streamed to the Bank in the form of capital.

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE 18 - DISCLOSURES ABOUT FAIR VALUE

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There are three levels of inputs that may be used to measure fair value:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

The Company used the following methods and significant assumptions to estimate fair value:

Investment Securities:  The fair values for investment securities are determined by quoted market prices, if available (Level 1). For securities where quoted prices are not available, fair values are calculated based on market prices of similar securities (Level 2). For securities where quoted prices or market prices of similar securities are not available, fair values are calculated using discounted cash flows or other market indicators (Level 3).  Rating agency and industry research reports as well as defaults and deferrals on individual securities are reviewed and incorporated into the calculations.

Impaired Loans:  The fair value of impaired loans with specific allocations of the allowance for loan losses is generally based on recent real estate appraisals. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value.  Non-real estate collateral may be valued using an appraisal, net book value per the borrower’s financial statements, or aging reports, adjusted or discounted based on management’s historical knowledge, changes in market conditions from the time of the valuation, and management’s expertise and knowledge of the client and client’s business, resulting in a Level 3 fair value classification.  Impaired loans are evaluated on a quarterly basis for additional impairment and adjusted accordingly.

Derivatives:  The fair values of derivatives are based on valuation models using observable market data as of the measurement date (Level 2).

Real Estate Owned:  Assets acquired through or instead of loan foreclosure are initially recorded at fair value less costs to sell when acquired, establishing a new cost basis.  These assets are subsequently accounted for at lower of cost or fair value less estimated costs to sell. Fair value is commonly based on recent real estate appraisals which are updated no less frequently than annually. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value.  Real estate owned properties are evaluated on a quarterly basis for additional impairment and adjusted accordingly.

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE 18 - DISCLOSURES ABOUT FAIR VALUE (Continued)

Appraisals for both collateral-dependent impaired loans and real estate owned are performed by certified general appraisers (for commercial properties) or certified residential appraisers (for residential properties) whose qualifications and licenses have been reviewed and verified by the Bank.  Once received, management reviews the assumptions and approaches utilized in the appraisal as well as the overall resulting fair value in comparison with independent data sources such as recent market data or industry-wide statistics.

Assets Measured on a Recurring Basis

Assets and liabilities measured at fair value on a recurring basis are summarized below:

	Fair Value Measurements
	at December 31 Using
(In thousands)	(Level 1)	(Level 2)	(Level 3)

December 31, 2015:
Assets:
Securities available-for-sale:
Mortgage-backed
Federal National Mortgage Association	$—	$1,307	$—
Federal Home Loan Mortgage Corporation	—	1,169	—
Government National Mortgage Association	—	2,837	—
Collateralized mortgage obligations
Federal National Mortgage Association	—	94,670	—
Federal Home Loan Mortgage Corporation	—	55,201	—
Government National Mortgage Association	—	36,327	—
Family Housing Resources	—	28,957	—
Securities backed by Small Business Administration	—	51	—
Asset-backed	—	30,786	—
Trading:
Derivatives	—	2,297	—

	$—	$253,602	$—

Liabilities:
Derivatives	$—	$(2,297)	$—

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE 18 - DISCLOSURES ABOUT FAIR VALUE (Continued)

	Fair Value Measurements
	at December 31 Using
(In thousands)	(Level 1)	(Level 2)	(Level 3)
December 31, 2014:
Assets:
Securities available-for-sale:
U.S. agency and government-sponsored enterprise	$—	$211	$—
Mortgage-backed
Federal National Mortgage Association	—	1,787	—
Federal Home Loan Mortgage Corporation	—	1,581	—
Government National Mortgage Association	—	5,306	—
Collateralized mortgage obligations
Federal National Mortgage Association	—	52,183	—
Federal Home Loan Mortgage Corporation	—	31,457	—
Government National Mortgage Association	—	57,214	—
Family Housing Resources	—	30,895	—
Securities backed by Small Business Administration	—	63	—
Asset-backed	—	8,282	—
Trading:
Derivatives	—	854	—

	$—	$189,833	$—
Liabilities:
Derivatives	$—	$(854)	$—

The table below presents a reconciliation of all assets measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the year ended December 31:

	Trust Preferred
(In thousands)	2015	2014

Balance of recurring Level 3 assets at
January 1	$—	$1,950
Total gains or (losses) for period:
Included in earnings	—	660
Included in other comprehensive income	—	—
Sales	—	(2,610)
Balance of recurring Level 3 assets
At December 31	$—	$—

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE 18 - DISCLOSURES ABOUT FAIR VALUE (Continued)

Assumptions for material impaired loans and other real estate loan categories are disclosed in the table below as of December 31, 2015:

Range
	Valuation		(Weighted
2015	Technique(s)	Unobservable Input(s)	Average)
Impaired loans
Owner-occupied commercial real estate	Sales comparison approach	Adjustment for differences between the comparable sales	-15% to 26% (3%)
Investment commercial real estate	Sales comparison approach	Adjustment for differences between the comparable sales	-36% (-36%)
Construction and land development	Sales comparison approach	Adjustment for differences between the comparable sales	3% (3%)
Residential 1-4 family real estate	Sales comparison approach	Adjustment for differences between the comparable sales	-21% to 14% (0%)

Other real estate owned
Owner-occupied commercial real estate	Sales comparison approach	Adjustment for differences between the comparable sales	-6% to 18% (-2%)
Residential 1-4 family real estate	Sales comparison approach	Adjustment for differences between the comparable sales	-17% to -8% (-12%)

Assumptions for material impaired loans and other real estate loan categories are disclosed in the table below as of December 31, 2014:

Range
	Valuation		(Weighted
2014	Technique(s)	Unobservable Input(s)	Average)
Impaired loans
Owner-occupied commercial real estate	Sales comparison approach	Adjustment for differences between the comparable sales	-10% to 21% (11%)
Investment commercial real estate	Sales comparison approach	Adjustment for differences between the comparable sales	0% (0%)
Construction and land development	Sales comparison approach	Adjustment for differences between the comparable sales	19% to 20% (19%)
Residential 1-4 family real estate	Sales comparison approach	Adjustment for differences between the comparable sales	-11% to 11% (-4%)

Other real estate owned
Owner-occupied commercial real estate	Sales comparison approach	Adjustment for differences between the comparable sales	-42% to 4% (-2%)
Investment commercial real estate	Sales comparison approach	Adjustment for differences between the comparable sales	-10% to -3% (-6%)
Construction and land development	Sales comparison approach	Adjustment for differences between the comparable sales	-42% to -5% (-16%)
Residential 1-4 family real estate	Sales comparison approach	Adjustment for differences between the comparable sales	-36% to 6% (-15%)

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE 18 - DISCLOSURES ABOUT FAIR VALUE (Continued)

Assets Measured on a Non-Recurring Basis

Assets measured at fair value on a non-recurring basis are summarized below:

	Fair Value Measurements
	at December 31 Using
(In thousands)	(Level 1)	(Level 2)	(Level 3)
December 31, 2015:
Impaired loans:
Commercial	$—	$—	$—
Owner-occupied commercial real estate	—	—	1,126
Investment commercial real estate	—	—	1,800
Residential 1-4 family real estate	—	—	2,661
Construction and land development	—	—	396
Other	—	—	—

	$—	$—	$5,983
Other real estate owned:
Commercial	$—	$—	$—
Owner-occupied commercial real estate	—	—	1,991
Investment commercial real estate	—	—	—
Residential 1-4 family real estate	—	—	1,143
Construction and land development	—	—	383
Other	—	—	—

	$—	$—	$3,517

	Fair Value Measurements
	at December 31 Using
(In thousands)	(Level 1)	(Level 2)	(Level 3)
December 31, 2014:
Impaired loans:
Commercial	$—	$—	$80
Owner-occupied commercial real estate	—	—	2,441
Investment commercial real estate	—	—	1,750
Residential 1-4 family real estate	—	—	731
Construction and land development	—	—	893
Other	—	—	—

	$—	$—	$5,895

Other real estate owned:
Commercial	$—	$—	$—
Owner-occupied commercial real estate	—	—	6,573
Investment commercial real estate	—	—	4,366
Residential 1-4 family real estate	—	—	3,216
Construction and land development	—	—	1,353
Other	—	—	—

	$—	$—	$15,508

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE 18 - DISCLOSURES ABOUT FAIR VALUE (Continued)

Impaired loans, which are measured for impairment using the fair value of the collateral for collateral dependent loans, had a carrying amount of $7,806,000 and $8,011,000, with a valuation allowance of $1,823,000 and $2,116,000 at December 31, 2015 and 2014, respectively, resulting in an additional provision for loan losses of $712,000 and $408,000 during 2015 and 2014, respectively.

Assets acquired through or instead of loan foreclosure are initially recorded at fair value less estimated costs to sell when acquired, establishing a new cost basis. If fair value declines, a valuation allowance is recorded through expense. At December 31, 2015, other real estate owned, has a net carrying amount of $3,517,000, which is made up of the outstanding balance of $4,038,000, net of a valuation allowance of $521,000.  The Company recorded a valuation allowance of $1,291,000 for the year ending December 31, 2015.

At December 31, 2014, other real estate owned, had a net carrying amount of $15,508,000, which is made up of the outstanding balance of $19,406,000, net of a valuation allowance of $3,898,000.  The Company recorded a valuation allowance of $5,020,000 for the year ending December 31, 2014.

The carrying values and estimated fair values of the Company’s financial instruments, not previously presented, as of December 31, 2015 and 2014 are as follows:

	2015		2014
	Carrying	Estimated	Carrying	Estimated
(In thousands)	Value	Fair Value	Value	Fair Value
Financial assets
Cash and cash equivalents	$92,569	$92,569	$71,378	$71,378
Securities held-to-maturity	273,319	274,775	299,136	300,652
Interest-bearing deposits in other financial institutions	28,649	28,649	23,554	23,554
FHLB stock	21,000	N/A	13,000	N/A
Loans, net	1,999,157	1,989,007	1,866,126	1,855,346
Loans held for sale	4,945	5,040	390	399
Accrued interest receivable	6,399	6,399	6,138	6,138

Financial liabilities
Deposits	$(2,318,514)	$(2,318,562)	$(2,196,731)	$(2,196,853)
Securities sold under repurchase agreements	(23,481)	(23,481)	(34,165)	(34,165)
Federal Home Loan Bank advances	(215,000)	(215,000)	(140,000)	(140,000)
Notes payable	(18,000)	(18,000)	(200)	(200)
Subordinated debentures	(42,162)	(41,499)	(67,031)	(65,308)
Accrued interest payable	(585)	(585)	(725)	(725)

The methods and assumptions used to estimate fair value are described as follows:

The carrying amount is the estimated fair value for cash and cash equivalents, interest-bearing deposits in other financial institutions, Bank-owned life insurance, accrued interest receivable and payable, demand deposits, securities sold under repurchase agreements and other borrowings, variable rate loans and deposits, Federal Reserve Bank advances, and notes payable that reprice frequently and fully. It was not practicable to determine the fair value of FHLB stock due to restrictions placed on its transferability. For fixed rate loans or deposits, variable rate loans or deposits with infrequent repricing or repricing limits, and fixed rate FHLB advances, the fair value is based on discounted cash flows using current market rates applied to the estimated life and with consideration to credit risk. The fair value of the subordinated debentures is based on current rates for similar financing. The fair value of off-balance-sheet items is not considered material.

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE 19 - RELATED-PARTY TRANSACTIONS

Certain executive officers, directors, and their related interests had loan transactions with the Bank during 2015 and 2014. Such loans amounted to $5,779,000 and $5,732,000 at December 31, 2015 and 2014, respectively.

Deposits from related parties held by the Bank at December 31, 2015 and 2014 amounted to $8,752,000 and $9,980,000, respectively.

NOTE 20 — EARNINGS PER SHARE

The following table presents a reconciliation of the components used to compute basic and diluted earnings per share for the years ended December 31:

(In thousands, except per share data)	2015	2014

Basic earnings per share
Net income available to common stockholders	31,204	13,294

Less: Undistributed earnings to participating securities	4,959	600

Net income available to common stockholders after allocation of undistributed earnings to participating securities	$26,245	$12,694

Weighted-average common shares outstanding	34,791	28,959

Basic earnings per common share	$0.75	$0.44

Diluted earnings per share
Net income available to common stockholders	$31,204	$13,294
Plus: Income impact of assumed conversions - preferred stock dividends	785	3,896
Net income available to common stockholders plus assumed conversions	$31,989	$17,190

Weighted-average common shares outstanding	34,791	28,959
Diluted effect of stock options, stock awards, participating securities and conversion of preferred stock	10,819	17,187

Diluted weighted-average shares outstanding	45,610	46,146

Diluted earnings per share	$0.70	$0.37

Basic earnings per share are presented in conformity with the two-class method required for participating securities.  Under the two-class method, earnings are allocated to participating securities based on their respective weighted-average shares outstanding for the period.  The Company’s Series F preferred stock participates in common stock dividends, if declared, and are considered participating securities.

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE 21 — MERGER (UNAUDITED)

On November 20, 2015, the Company entered into a definitive merger agreement whereby MB Financial will acquire the Company and its wholly owned subsidiary.  The merger is subject to regulatory approvals and approval by the Company’s stockholders.  The total consideration, including the value ascribed to the Company’s common stock, preferred stock (as-converted), stock options and restricted stock, was valued at $449 million, or $9.30 per share, based on the 15-day volume weighted average closing price of MB Financial common stock as of November 20, 2015.  Approximately $100 million of the total consideration will be paid in cash, with the remainder in MB Financial common stock at a fixed exchange ratio of 0.2732 shares of MB Financial common stock for each American Chartered share.  The estimated closing date is around June 30, 2016.

Leading up to the merger agreement, the Company engaged various investment advisors and legal firms to advise them with the transaction.  The Company incurred approximately $877,000 in merger related expenses during the year ended December 31, 2015.  Subject to the merger closing, the Company will incur approximately $7.3 million in success fees that will be paid to the investment advisors and legal firms.   These fees will be expensed at the time of the closing.

The Company had previously entered into change in control and business protection agreements with Robert Riter, the Company’s Chairman, and Daniel Miller, the Company’s Chief Executive Officer.  The change in control agreements provide for cash severance and medical benefits continuation upon a qualifying termination of employment.  For purposes of the change in control agreements, a qualifying termination of employment includes (a) a separation from service for any reason within the 30 day period beginning on the date that is three months following a change in control of the Company, (b) a termination without “just cause” during the three months prior to or twelve months following a change in control of the Company and (c) a voluntary separation from service within 90 days following an event that occurs at any time following a change in control of the Company and constitutes “good reason.”  The business protection agreements provide for certain cash payments on specified dates following a qualifying event.  For purposes of the business protection agreements, a qualifying event means (a) continuation of service through the date of a change in control of the Company or (b) the executive experiences a separation from service for any reason other than death, upon or during the one year prior to a change in control of the Company (if the separation from service is upon the executive’s resignation without “good reason,” the benefits payable to the executive under the business protection agreement are reduced by 50%).  In exchange for such benefits, the executives are subject to two-year non-competition and employee and customer non-solicitation covenants beginning on the date of the qualifying event.  As of December 31, 2015, the estimated amount of payments and benefits under the change in control and business protection agreements for both Robert Riter and Daniel Miller is $8.5 million.  In addition, two other senior executives participate in the Company’s change in control severance policy.  In the event that either executive officer’s employment is terminated by the Company without “cause” or the executive officer resigns due to a “constructive termination,” in each case during the 12 months following the effective time of the merger, subject to the executive officer’s execution and non-revocation of an agreement which provides release of claims and employee and customer non-solicitation covenants, the executive officer will receive a lump sum cash payment and certain outplacement benefits (the value of such outplacement benefits will not exceed $7,500).  As of December 31, 2015, the estimated aggregate amount of the lump sum cash payment to be provided under the change in control severance policy is $558,000.

The merger agreement contains provisions that make it more difficult for the Company to sell its business to a person other than MB Financial.  These provisions include a general prohibition on the Company soliciting any acquisition proposal or offer for a competing transaction.  If the merger agreement is terminated under certain circumstances relating to competing transaction proposals, the Company will have to pay MB Financial a termination fee of $16 million.

(Continued)